Press Release

Source:  BNC Bancorp

Contact:	W. Swope Montgomery, Jr.
President and CEO
336-869-9200

BNC Bancorp Announces Earnings for First Quarter 2010

THOMASVILLE, N.C., / — BNC Bancorp (NASDAQ: BNCN) announced today financial results for the first quarter of 2010.  For the first quarter, net income available to common shareholders totaled $886,000, or $0.12 per diluted common share, an increase of 1% compared to net income available to common shareholders of $876,000, or $0.12 per diluted common share, for the first quarter of 2009.

Total assets as of March 31, 2010 were $1.63 billion, an increase of 2% compared with $1.59 billion as of March 31, 2009.  Total loans on March 31, 2010 were $1.09 billion, an increase of 8% from the $1.00 billion reported as of March 31, 2009.  Investment securities decreased $100.8 million, or 22%, when compared to the $460.8 million outstanding at March 31, 2009.  Deposits increased 5% over the one year period, with interest-bearing demand deposits and savings increasing by $146.6 million, retail time deposits increasing by $134.3 million, and wholesale time deposits decreasing by $221.7 million over the same one year period, as our focus on core deposit growth began to show meaningful results.

Commenting on the results, W. Swope Montgomery, Jr., President and CEO, noted, “There is much to be proud and excited about at our Company right now.  Our first quarter continued to show that our investments in people and infrastructure are paying dividends for our shareholders in terms of higher asset quality and operating performance than most of our peers in North Carolina and the Southeast.  In addition, the recent announcement of our FDIC-assisted acquisition of Beach First National Bank in Myrtle Beach, SC, was a significant event for our Company in many ways.  It expanded our franchise into the Myrtle Beach and Hilton Head markets, both with significant future growth potential; the loss-sharing agreement with the FDIC minimizes the potential loss exposure on the acquired loan portfolio; and it provided further evidence of the confidence of the FDIC in our management team and the strength of our Company.”

“While the Beach First transaction happened quickly, the preparation to take advantage of such an opportunity began twelve months earlier.  The potential economic benefits of these transactions were clear very early. However, the diligence to understand the bid process, the infrastructure needed to execute properly after the close, meeting the capital and asset quality requirements of the FDIC to even be considered to bid, and the preparedness of our functional teams to work with the FDIC to takeover a bank in a matter of days were all areas that were addressed prior to our bid.  As we say often, great things happen when preparation meets opportunity.  We sent a team of 46 from our NC franchise to the area, and while the process was daunting, I could not be more proud of our team’s professionalism, compassion, patience and effectiveness through an emotional time for the employees and customers of Beach First.  To date, due to the incredible efforts of our staff, the reception from the employees, customers and communities of Beach First have been overwhelmingly positive, and the integration process has progressed well as a result,” stated Montgomery.

Mr. Montgomery continued, “One of our primary goals over the past 24 months has been to rebalance our Company in terms of core deposits.  During this period, we either created or enhanced our capabilities in the areas of retail banking, treasury and corporate cash management, private banking, and wealth management.  Beach First, which had been voted the best bank in the Grand Strand multiple times in recent years, provides a strong core deposit franchise with significant growth opportunities and is a strategic fit towards achieving our goal of greater core deposit balance.”

Provision for Loan Losses and Asset Quality
The provision for credit losses was $2.9 million in the first quarter of 2010, compared with $3.0 million in the first quarter of 2009 and $4.8 million in the fourth quarter of 2009.  Net charge-offs of loans during the recent quarter were $2.9 million, compared to $1.7 million for the first quarter of 2009 and $4.1 million for the fourth quarter of 2009.  Expressed as an annualized percentage of average loans outstanding, net charge-offs were 1.07% and 0.70% in the first quarters of 2010 and 2009, respectively, and 1.55% in the fourth quarter of 2009.  Non-performing assets (NPA) as a percentage of total assets were at 2.04% at March 31, 2010 and December 31, 2009, compared to 1.12% at March 31, 2009.  The allowance for loan and lease losses at March 31, 2010 increased $2.9 million, or 20%, from levels a year ago and increased $86,000 from the fourth quarter of 2010.  The allowance for loan and lease losses of $17.4 million is 1.60% of total loans outstanding at March 31, 2010, up from the 1.44% reported at March 31, 2009, and consistent with the 1.60% of total loans outstanding for the fourth quarter of 2009.  Total loans more than 30 days past due decreased to $3.0 million at March 31, 2010 from $11.4 million at December 31, 2009, primarily as the result of relationships being paid current.

Mr. Montgomery noted that, “Non-performing assets to total assets remained stable at 2.04% at the end of the first quarter, compared to the end of the fourth quarter.  During the first quarter, loans in non-accrual status decreased by $6.2 million, with the majority of balance migrating into Other Real Estate Owned (OREO). At March 31, 2010, after dispositions and liquidations, total non-accrual loans amounted to $12.5 million compared to $18.7 million at December 31, 2009, while OREO increased by $6.0 million during the current quarter to $20.3 million, compared to $14.3 million at December 31, 2009.  We believe the inherent loss in the non-accrual loans is captured in our allowance for loan and lease losses, and the OREO has been written down to reflect current market values.  Our ratio of NPA to total assets still compares favorably to our Federal Reserve district, state and national peers, however as indicated previously, we would expect to see an increase in non-performing assets as this challenging credit market lingers.”

Montgomery continued, “We continue to make significant strides in the reduction of our Construction and Acquisition & Development (A&D) portfolios.  At the end of the first quarter of 2010, we have reduced our residential construction portfolios by 39% from year ago levels, specifically in the speculative 1-4 family construction loans to $27.1 million, down from $53.7 million one year ago.  During the quarter, we reduced speculative 1-4 family construction loans by $6.3 million and residential and commercial A&D exposure by $3.1 million.  We continue our efforts to divest A&D exposure either by complete sale or by entering into additional scheduled takedown arrangements with qualified cash buyers.”

Net interest income on a fully taxable equivalent (FTE) basis was $12.8 million for the first quarter of 2010, compared to $13.3 million for fourth quarter of 2009 and $11.4 million for the first quarter of 2009.  The minimal decrease in net interest income in the first quarter 2010 is primarily due to average interest-bearing liabilities increasing to $1.44 billion compared to $1.42 billion for the fourth quarter of 2009, and increased funding costs of 6 basis points from 2.11% to 2.17% for the same period.  The increases in funding costs were due to additional advances from a revolving line of credit being interest at 5.00%.  The first quarter 2010 net interest margin on a fully taxable equivalent basis was 3.47%, compared to 3.52% and 3.11% for the fourth quarter of 2009 and first quarter of 2009, respectively.

Mr. Montgomery stated, “On April 20, 2010, the Board of Directors declared a $0.05 per share quarterly dividend, payable May 28, 2010 to shareholders of record on May 14, 2010.  While this declaration may seem routine to an investor, the action to continue to pay cash dividends when much of our industry has suspended such payments, concurrent with our ongoing investment in infrastructure, is evidence of the Board and management’s confidence that BNC Bancorp is a strong and growing Company.”

BNC Bancorp is the parent company of Bank of North Carolina, a $2.2 billion commercial bank that provides a complete line of banking and financial services to individuals and businesses through 17 banking offices located in the Triad, Southern and Triangle Regions of North Carolina.  Bank of North Carolina also operates 7 coastal and resort area offices in South Carolina under the brand, BNC Bank.  Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp is current on its preferred dividend payments to the United States Treasury and its stock is quoted in the NASDAQ Capital Market under the symbol “BNCN.”

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States.  BNC Bancorp’s management uses these “non-GAAP” measures such as “core” or “recurring” earnings in their analysis of the Company’s performance.  Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies' anticipated future financial performance.  This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations.  This release contains forward-looking statements and reflects management's current views and estimates of future economic circumstances, industry conditions, Company performance, and financial results.  These forward-looking statements are subject to a number of factors and uncertainties which could cause the Company's actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements.

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)	For the
	Three Months Ended
	March 31, 2010	March 31, 2009
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$19,272	$19,541	-1.4%
Interest expense	7,728	9,126	(15.3)
Net interest income	11,544	10,415	10.8
Provision for loan losses	2,946	3,000	(1.8)
Net interest income after provision for loan losses	8,598	7,415	16.0
Noninterest income	1,362	1,218	11.8
Noninterest expense	8,887	7,386	20.3
Income before income tax expense	1,073	1,247	(14.0)
Income tax expense (benefit)	(316)	(120)	163.3
Net income	1,389	1,367	1.6
Preferred stock dividends and discount accretion	503	491	2.4
Net income available to common shareholders	886	876	1.1

PER SHARE DATA
Earnings per share, basic	$0.12	$0.12	0.0%
Earnings per share, diluted	$0.12	$0.12	0.0
Tangible common book value per share	$9.09	$8.33

Weighted average common shares outstanding:
Basic	7,341,901	7,338,860
Diluted	7,363,065	7,343,529

PERFORMANCE RATIOS
Return on average assets	0.34%	0.35%
Return on average common equity	3.69%	4.63%
Return on average tangible common equity	5.15%	6.03%
Net yield on earning assets (taxable equivalent)	3.47%	3.11%
Average equity to average assets	7.70%	7.51%
Allowance for loan losses as a % of total loans	1.60%	1.44%
Non-performing assets to total assets, end of period	2.04%	1.12%
Ratio of net charge-offs to average loans, annualized	1.07%	0.70%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)

(Unaudited)	For the Three Months Ended
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$19,272	$19,586	$20,107	$19,848	$19,541	$18,041
Interest expense	7,728	7,550	7,927	8,264	9,126	9,340
Net interest income	11,544	12,036	12,180	11,584	10,415	8,701
Provision for loan losses	2,946	4,750	5,000	3,000	3,000	2,700
Net interest income after provision for loan losses	8,598	7,286	7,180	8,584	7,415	6,001
Noninterest income	1,362	2,930	3,328	1,210	1,218	1,323
Noninterest expense	8,887	8,602	8,417	8,494	7,386	6,946
Income before income tax expense	1,073	1,614	2,091	1,300	1,247	378
Income tax expense (benefit)	(316)	(173)	138	(130)	(120)	(247)
Net income	1,389	1,787	1,953	1,430	1,367	625
Preferred stock dividends and discount accretion	503	498	499	496	491	142
Net income available to common shareholders	886	1,289	1,454	934	876	483

Net interest income, as reported	$11,544	$12,036	$12,180	$11,584	$10,415	$8,701
Tax-equivalent adjustment	1,264	1,218	1,200	1,134	970	548
Net interest income, tax-equivalent	12,808	13,254	13,380	12,718	11,385	9,249

PER SHARE DATA
Earnings per share, basic	$0.12	$0.18	$0.20	$0.13	$0.12	$0.07
Earnings per share, diluted	0.12	0.18	0.20	0.13	0.12	0.07

Weighted average common shares outstanding:
Basic	7,341,901	7,341,249	7,370,128	7,339,809	7,338,860	7,354,164
Diluted	7,363,065	7,350,425	7,381,956	7,345,069	7,343,529	7,367,906

PERFORMANCE RATIOS
Return on average assets	0.34%	0.44%	0.47%	0.35%	0.35%	0.19%
Return on average common equity	3.69%	5.41%	5.94%	3.92%	4.63%	4.99%
Return on average tangible common equity	5.15%	7.65%	8.33%	5.55%	6.03%	7.84%
Net yield on earning assets (taxable equivalent)	3.47%	3.52%	3.47%	3.39%	3.11%	3.02%
Average equity to average assets	7.70%	7.65%	7.70%	7.71%	7.51%	6.43%
Non-performing assets to total assets, end of period	2.04%	2.04%	1.43%	1.18%	1.12%	1.17%
Ratio of net charge-offs to average loans, annualized	1.07%	1.55%	1.28%	0.98%	0.70%	1.31%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)	As of
	March 31, 2010	March 31, 2009	% Change
SELECTED BALANCE SHEET DATA
End of period balances

Total loans	$1,088,620	$1,004,814	8.3%
Allowance for loan losses	17,395	14,504	19.9
Loans, net of allowance for loan losses	1,071,225	990,310	8.2
Investment securities	359,937	460,768	(21.9)
Total Assets	1,628,570	1,590,532	2.4

Deposits:
Noninterest-bearing deposits	64,983	60,465	7.5
Interest-bearing demand and savings	599,013	451,453	32.7
CD's and other time deposits	687,235	774,682	(11.3)
Total deposits	1,351,231	1,286,600	5.0
Borrowed Funds	145,919	167,767	(13.0)
Total interest-bearing liabilities	1,432,167	1,393,902	2.8
Shareholders' Equity	123,811	118,023	4.9

	As of
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
SELECTED BALANCE SHEET DATA
End of period balances

Total loans	$1,088,620	$1,079,179	$1,047,826	$1,015,115	$1,004,814	$1,007,788
Allowance for loan losses	17,395	17,309	16,686	15,067	14,504	13,210
Loans, net of allowance for loan losses	1,071,225	1,061,870	1,031,140	1,000,048	990,310	994,578
Investment securities	359,937	366,506	412,139	455,794	460,768	422,564
Total Assets	1,628,570	1,634,185	1,704,645	1,599,863	1,590,532	1,572,876

Deposits:
Noninterest-bearing deposits	64,983	66,801	60,691	62,929	60,465	61,927
Interest-bearing demand and savings	599,013	578,329	568,527	479,218	451,453	183,310
CD's and other time deposits	687,235	704,748	802,951	800,281	774,682	900,776
Total Deposits	1,351,231	1,349,878	1,432,169	1,342,428	1,286,600	1,146,013
Borrowed Funds	145,919	150,996	139,554	125,008	167,767	299,856
Total interest-bearing liabilities	1,432,167	1,434,073	1,511,032	1,404,507	1,393,902	1,383,942
Shareholders' Equity	123,811	126,206	125,031	123,818	118,023	120,680

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	For the Three Month Period Ended
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
SELECTED BALANCE SHEET DATA
Quarterly average balances

Loans, net	$1,086,780	$1,058,657	$1,056,363	$998,214	$993,306	$998,644
Investment securities	353,238	408,781	431,647	461,578	448,808	197,878
Total earning assets	1,498,281	1,492,702	1,531,508	1,502,674	1,484,754	1,222,102
Total Assets	1,645,918	1,616,235	1,640,551	1,619,859	1,594,331	1,328,919

Deposits:
Noninterest-bearing deposits	66,918	59,458	64,656	66,940	63,362	72,586
Interest-bearing demand and savings	587,240	560,697	506,933	464,048	320,930	173,218
CD's and other time deposits	708,332	716,199	800,739	798,282	861,504	822,048
Total Deposits	1,362,490	1,336,354	1,372,328	1,329,270	1,245,796	1,067,852
Borrowed Funds	145,919	140,812	133,764	149,312	222,520	169,431
Total interest-bearing liabilities	1,441,491	1,417,708	1,441,436	1,411,642	1,404,954	1,164,697
Shareholders' Equity	126,773	123,659	126,253	124,865	119,787	85,447

BNC Bancorp
Loan Mix and Stratification Statistics

	As of March 31,
	2010	2009	% Change
Construction, A&D, and Land	$227.4	$250.4	(9.2)
Residential Construction	44.7	73.1	(38.9)
Presold	17.6	19.4	(9.3)
Speculative	27.1	53.7	(49.5)
Loan size - Over $400,000	8.8	16.1	(45.3)
Loan size - $200,000 to $400,000	11.1	24.8	(55.2)
Loan size - under $200,000	7.2	12.8	(43.8)

Commercial Construction	43.0	30.9	39.2
Loan size - $5 million to $8 million	-	-	-
Loan size - $3 million to $5 million	12.0	3.6	233.3
Loan size - $1 million to $3 million	20.2	16.8	20.2
Loan size - under $1 million	10.8	10.5	2.9

Residential and Commercial A&D	38.5	63.4	(39.3)
Loan size - $5 million to $6 million	11.6	17.0	(31.8)
Loan size - $3 million to $5 million	7.6	6.6	15.2
Loan size - $1 million to $3 million	15.4	31.4	(51.0)
Loan size - under $1 million	3.9	8.4	(53.6)

Land	101.2	83.0	21.9
Residential Buildable Lots	40.6	25.7	58.0
Commercial Buildable Lots	17.3	17.3	-
Land held for development	28.2	25.6	10.2
Raw and Agricultural Land	15.1	14.4	4.9

Commercial Real Estate	$461.2	$391.6	17.8
Multi-Family	30.2	26.4	14.4
Churches	16.4	12.8	28.1
Retail	307.2	253.1	21.4
Owner Occupied	89.0	73.3	21.4
Investment	218.2	179.8	21.4
Loan size - $5 million to $6 million	40.9	20.3	101.5
Loan size - $3 million to $5 million	35.5	30.2	17.6
Loan size - $1 million to $3 million	72.6	69.0	5.2
Loan size - under $1 million	69.2	60.3	14.8
Industrial	103.5	93.7	10.5
Owner Occupied	36.3	35.0	3.7
Investment	67.2	58.7	14.5
Loan size - $5 million to $6 million	5.1	5.1	-
Loan size - $3 million to $5 million	3.3	3.4	(2.9)
Loan size - $1 million to $3 million	29.9	22.7	31.7
Loan size - under $1 million	28.9	27.5	5.1
Other	3.9	5.6	(30.4)

BNC Bancorp
Loan Mix and Stratification Statistics

	Trends
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Construction, A&D, and Land	$227.4	$234.9	$243.7	$248.9	$250.4
Residential Construction	44.7	50.3	57.1	63.2	73.1
Presold	17.6	16.9	17.3	18.4	19.4
Speculative	27.1	33.4	39.8	44.8	53.7
Loan size - Over $400,000	8.8	9.8	12.8	13.5	16.1
Loan size - $200,000 to $400,000	11.1	14.6	17.7	11.8	24.8
Loan size - under $200,000	7.2	9.0	9.3	19.5	12.8

Commercial Construction	43.0	41.2	38.5	34.3	30.9
Loan size - $5 million to $8 million	-	-	6.7	-	-
Loan size - $3 million to $5 million	12.0	8.4	6.9	6.5	3.6
Loan size - $1 million to $3 million	20.2	23.0	16.1	18.9	16.8
Loan size - under $1 million	10.8	9.8	8.8	8.9	10.5
	-	-
Residential and Commercial A&D	38.5	41.6	44.0	55.6	63.4
Loan size - $5 million to $6 million	11.6	11.6	11.6	17.3	17.0
Loan size - $3 million to $5 million	7.6	13.9	14.4	9.8	6.6
Loan size - $1 million to $3 million	15.4	13.2	14.8	22.1	31.4
Loan size - under $1 million	3.9	2.9	3.2	6.4	8.4
	-	-
Land	101.2	101.8	104.0	95.8	83.0
Residential Buildable Lots	40.6	41.1	42.2	33.5	25.7
Commercial Buildable Lots	17.3	14.9	18.7	17.9	17.3
Land held for development	28.2	28.5	29.2	30.0	25.6
Raw and Agricultural Land	15.1	17.3	13.9	14.4	14.4

Commercial Real Estate	$461.2	$449.1	$416.7	$391.0	$391.6
Multi-Family	30.2	31.1	29.0	28.0	26.4
Churches	16.4	16.3	13.9	13.1	12.8
Retail	307.2	297.2	273.5	250.2	253.1
Owner Occupied	89.0	85.2	75.4	72.8	73.3
Investment	218.2	212.1	198.1	177.4	179.8
Loan size - $5 million to $6 million	40.9	32.7	26.1	20.2	20.3
Loan size - $3 million to $5 million	35.5	35.5	31.4	26.7	30.2
Loan size - $1 million to $3 million	72.6	78.5	64.0	67.5	69.0
Loan size - under $1 million	69.2	65.4	76.6	62.9	60.3

Industrial	103.5	101.3	97.1	94.1	93.7
Owner Occupied	36.3	36.3	34.4	34.0	35.0
Investment	67.2	65.0	62.7	60.1	58.7
Loan size - $5 million to $6 million	5.1	5.1	5.1	5.1	5.1
Loan size - $3 million to $5 million	3.3	3.4	3.4	3.4	3.4
Loan size - $1 million to $3 million	29.9	28.2	26.8	24.6	22.7
Loan size - under $1 million	28.9	28.3	27.4	27.0	27.5

Other	3.9	3.2	3.2	5.6	5.6